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                                                                   Exhibit 23.2


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2000 (except for Notes 5 and 15, as to which the date is April 28, 2000), with respect to the financial statements of dELiA*s Inc. included in the Registration Statement (Form S-4 No. 333-00000) and related Joint Proxy Statement/Prospectus of iTurf Inc. for the registration of 27,844,294 shares of its common stock.



                                       /s/ ERNST & YOUNG LLP


New York, New York
August 28, 2000